EXHIBIT 10.5

WARRANT TO PURCHASE COMMON SHARES

OF CHINA MOTION TELECOM (HK) LIMITED

Date: March 4, 2014

This certifies that AQC, LLC, a limited liability company organized under the laws of Delaware (“AQC”), or registered assigns, is the registered holder of the Warrant (this “Warrant”) represented by this Warrant Certificate (this “Warrant Certificate”), which entitles AQC or any subsequent holder hereof (each a “Holder”), subject to the provisions contained herein, to purchase from China Motion Telecom (HK) Limited, a business company organized under laws of Hong Kong (the “Company”), such number of Common Shares of the Company, par value HK$1.00 per share (“Shares”) and at the Exercise Price per Share, as are set forth in Section 2.1 herein, subject to adjustment upon the occurrence of certain events specified herein.

This Warrant is subject to the following terms and conditions:

1.	DEFINITIONS.

As used in this Warrant, the following terms shall have the following meanings:

Board: the board of directors of the Company.

Business Day: any day that is not a day on which banking institutions are authorized or required to be closed in the jurisdiction in which the principal office of the Company is located.

Company: China Motion Telecom (HK) Limited

Exercise Date: the meaning set forth in Section 2.2.

Exercise Price: the meaning set forth in Section 2.1.

Expiration Date: the meaning set forth in Section 2.3.

Fully Diluted Basis: the aggregate number of Shares that would be outstanding after giving effect to the conversion, exchange or exercise of this Warrant, and the exercise of all other then outstanding Rights to Purchase Shares, in each case, whether or not presently convertible, exchangeable or exercisable.

Holder: from time to time, the holder(s) of this Warrant.

Note: The promissory note given by the Company to the Holder of even date with this Warrant.

Person: any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Reorganization Event: the meaning set forth in Section 4.3.

Rights to Purchase Securities: means options, warrants and rights issued by the Company (whether presently exercisable or not) to purchase Shares of the Company that are convertible or exchangeable (whether presently convertible or exchangeable or not) into or exercisable (whether presently exercisable or not) for Voting Securities but, for the avoidance of doubt, not including a shareholders rights plan.

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Shares: the Common Shares of the Company, par value $HK1.00 per share.

Transfer: the meaning set forth in Section 2.5.

Underlying Shares: the Shares issuable or issued upon the exercise of this Warrant.

Voting Securities: means the Shares, the Series A Warrants granted by this Warrant, and any other securities of the Company of any kind or class having power generally to vote in the election of members of the Board, including the Underlying Shares upon exercise of the Series B Warrants granted by this Warrant.

2.	ATTRIBUTES OF WARRANT.

2.1          Series A Warrant. Subject to the terms of this Warrant, the Holder hereof shall be entitled to exercise the Warrant, in whole or in part to purchase such number of Shares such that the aggregate number of Underlying Shares issuable upon exercise of this Warrant would be equal to, on a Fully Diluted Basis, forty-nine (49%) percent of the sum of:

(1)          the aggregate number Shares issued and outstanding as of the date hereof, plus

(2)          the aggregate number of Shares issued or issuable after the date hereof in respect of Rights to Purchase Securities issued and outstanding as of the date hereof, plus

(3)          the aggregate number of Shares issued or issuable after the date hereof in respect of Rights to Purchase Securities of the Company issued and outstanding after of the date hereof, plus

(4)          the aggregate number of Underlying Shares issuable upon exercise of this Warrant.

2.2          Series B Warrant. Subject to the terms of this Warrant, upon occurrence of each or any of the following events, this Warrant shall be increased by, and the Holder hereof shall be immediately entitled to exercise the Warrant, in whole or in part, to purchase the following additional Underlying Shares, expressed as a percentage of the total Shares of the Company then outstanding, on a Fully Diluted Basis, with the aggregate number of Underlying Shares calculated in the same manner as subparts (1) – (4) of Section 2.1:

(a)          One percent (1%) for each Extension Fee described in the Note which the Company does not timely pay;

(b)          Ten percent (10%) in the event of a change of management control of the Company’s ultimate holding company, VelaTel Global Communications, Inc.; and/or

(c)          Ten percent (10%) in the event of the filing of any voluntary or involuntary bankruptcy petition, request for appointment of liquidator, receiver or trustee, resolution passed for the winding up, liquidation or dissolution, writ for attachment of any Shares of the Company owned by, or other action or proceedings taken for the purpose of winding up, liquidating or dissolving the Company’s ultimate holding company, VelaTel Global Communications, Inc., or its intermediate holding company, Gulfstream Capital Partners Limited, where such proceedings are not discharged or discontinued within thirty days.

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2.3          Exercise Price. The exercise price (the “Exercise Price”) applicable to both the Series A Warrant described in Section 2.1 and the Series B Warrant described in Section 2.2 is Zero Dollars and One-One Hundredth Cents (United States currency) (US$0.0001) per Share, subject to all adjustments made on or prior to the date of exercise hereof as herein provided.

Notwithstanding the foregoing, for the avoidance of doubt, even if this Warrant has been exercised in full, this Warrant shall become exercisable into additional Underlying Shares in the event of any increase in the number of shares represented by clause (2) and/or clause (3) of the first sentence of Section 2.1.

2.4          Exercise of Warrant. This Warrant shall be exercisable in whole or in part from time to time on any Business Day (each, an “Exercise Date”) beginning on the date hereof and ending on the Expiration Date, in the manner provided for herein, provided that the Holder shall provide notice to the Company of such Exercise Date at least 10 days prior to such Exercise Date, which notice requirement may be waived by the Company in its sole discretion, and further provided that the exercise of the entire portion of this Warrant not previously exercised shall be deemed to have occurred automatically, without notice and with sixty (60) days grace period for Holder to pay the Exercise Price, one day prior to the occurrence of any event described in Section 2.2(a) or 2.2(b).

2.5          Expiration of Warrants. This Warrant shall expire and the rights of the Holder of this Warrant to purchase Underlying Shares shall terminate at the close of business on March 1, 2024 (the “Expiration Date”).

2.6          Method of Exercise; Payment of Exercise Price. Subject to the last conditional clause of Section 2.4, in order to exercise this Warrant, the Holder hereof must surrender this Warrant to the Company, with the form on the reverse of or attached to this Warrant duly executed. With respect to payment of the Exercise Price, the Holder shall make payment in full of the Exercise Price then in effect for the Underlying Shares as to which this Warrant is submitted for exercise.

Upon the surrender of this Warrant following one or more partial exercises, unless this Warrant has expired, a new Warrant of the same tenor representing the number of Underlying Shares, if any, with respect to which this Warrant shall not then have been exercised, shall promptly be issued and delivered to the Holder.

Upon surrender of this Warrant in conformity with the foregoing provisions, the Company shall instruct its transfer agent to transfer to the Holder of such Warrant appropriate evidence of ownership of any Underlying Shares or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, such name or names as may be directed in writing by the Holder, and shall deliver such evidence of ownership and any other securities or property (including any money) to the Person or Persons entitled to receive the same. Upon payment of the Exercise Price therefor, a Holder shall be deemed to own and have all of the rights associated with any Underlying Shares or other securities or property (including money) to which it is entitled pursuant to this Warrant upon the surrender of this Warrant in accordance herewith. If the Holder shall direct that such securities be registered in a name other than that of the Holder, such direction shall be tendered in conjunction with a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association, and any other reasonable evidence of authority that may be required by the Company.

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3.	PARTIAL EXERCISE AND SALE TO STARHUB.

Holder’s rights under this Warrant include the option but not the obligation to exercise this Warrant in part as to the number of Underlying Shares required to satisfy the existing option of StarHub Mobile Pte., Ltd. to acquire up to 25% of the Shares based on a valuation at the time of exercise of StarHub’s option. The Company shall provide Holder notice of any exercise of StarHub’s option, and the results of any valuation upon which the option price shall be based. If Holder elects to exercise this Warrant in part as to the number of Underlying Shares required to satisfy StarHub’s exercise of its option, Holder shall be entitled to a cashless exercise based on the difference between the Exercise Price and the price paid by StarHub in exercising StarHub’s option, and the Shares issuable upon exercise of this Warrant shall be issued directly to StarHub.

4.	ADJUSTMENTS.

4.1          Adjustments upon Certain Transactions.

(a)          The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be adjusted in the event the Company (i) pays a dividend or makes any other distribution with respect to any of its Common Shares solely in Shares or Shares, (ii) subdivides its outstanding Shares or Shares, or (iii) combines its outstanding Shares or Shares into a smaller number of shares. In such event, the number of Shares issuable upon exercise of this Warrant immediately prior to the record date of such dividend or distribution or the effective date of such subdivision or combination shall be adjusted so that the Holder of this Warrant shall thereafter be entitled to receive the number of Shares that such Holder would have owned or have been entitled to receive after the happening of any of the events described above, had the Warrant been exercised immediately prior to the happening of such event or any record date with respect hereto.

In addition, upon an adjustment pursuant to this Section 4.1, the Exercise Price for each Share payable upon exercise of this Warrant shall be adjusted (without rounding) so that it shall equal the product of the Exercise Price immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the number of Shares issuable upon the exercise of this Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Shares so issuable immediately thereafter. Such adjustment shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(b)          For avoidance of doubt, the adjustment contemplated by this Section 4.1 can be expressed by formula as follows:

Ub = shares underlying this Warrant before the adjustment

Ua = shares underlying this Warrant after the adjustment

Pb = exercise price per share before the adjustment

Pa = exercise price per share after the adjustment

Ob = shares outstanding before the transaction in question

Oa = shares outstanding after the transaction in question

Ua = Ub x Oa / Ob

Pa = Pb x Ob / Oa

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4.2          Consolidation, Merger or Sale. If any consolidation, merger or similar extraordinary transaction of the Company with another entity, or the sale of all or substantially all of its assets, or any recapitalization or reclassification of the Shares, shall be effected (a “Reorganization Event”), and in connection with such Reorganization Event, the Shares shall be converted into or exchanged for or become the right to receive cash, securities or other property, then, as a condition of such Reorganization Event, lawful and adequate provisions shall be made by the Company whereby the Holder of this Warrant shall thereafter have the right to purchase and receive on exercise of this Warrant, for an aggregate price equal to the aggregate Exercise Price for all of the Underlying Shares underlying this Warrant as in effect immediately before such transaction (subject to adjustment thereafter as contemplated by the succeeding sentence), the same kind and amount of cash, securities or other property as it would have had the right to receive if it had exercised this Warrant immediately before such transaction and been entitled to participate therein. In the event of any such Reorganization Event, the Company shall make appropriate provision to ensure that applicable provisions of this Warrant (including, without limitation, the provisions of this Article 4) shall thereafter be binding on the other party to such transaction (or the successor in such transaction) and applicable to any securities thereafter deliverable upon the exercise of this Warrant. The Company will not effect any such Reorganization Event unless, prior to the consummation thereof, the successor entity (if other than the Company) resulting from such Reorganization Event or the entity purchasing such assets shall assume by written instrument reasonably satisfactory in form and substance to the Holder of this Warrant, executed and mailed or delivered to the Holder at the last address of such Holder appearing on the books of the Company, the obligation to deliver the cash, securities or property deliverable upon exercise of this Warrant. The Company shall notify the Holder of this Warrant of any such proposed Reorganization Event reasonably prior to the consummation thereof so as to provide such Holder with a reasonable opportunity prior to such consummation to exercise this Warrant in accordance with the terms and conditions hereof; provided, however, that in the case of a transaction which requires notice to be given to the holders of Common Shares of the Company, the Holder of this Warrant shall be provided the same notice given to the holders of other Common Shares of the Company.

4.3          Securities Issuances.

(a)          If the Company shall issue:

(i)          any additional Shares, or Rights to Purchase Securities in connection with the Company raising additional equity capital for cash (an “Equity Issuance”); or

(ii)          any additional Shares, or Rights to Purchase Securities in connection with the acquisition by the Company or any subsidiary of the Company of the securities, assets or business of any other Person (an “Acquisition Issuance”), then, and in either event, the Company shall issue to the Holder of this Warrant at the closing of such Equity Issuance or Acquisition Issuance, an additional warrant (in each case, an “Additional Warrant”), exercisable for the same aggregate percent of the Series A Warrant plus Series B Warrant then outstanding, and for which the Holder may exercise the Additional Warrant to purchase the following number of additional Underlying Shares:

(1)          the aggregate number Shares issued in connection with such Equity Issuance or Acquisition Issuance, plus

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(2)          the aggregate number of Shares issuable after the date of closing such Equity Issuance or Acquisition Issuance in respect of Rights to Purchase Securities of the Company issued in connection with such Equity Issuance or Acquisition Issuance, plus

(3)          the aggregate number of Underlying Shares issuable upon exercise of such Additional Warrant.

The exercise price for each Underlying Share issuable upon exercise of such Additional Warrant (or portion thereof) shall be equal to the Exercise Price, subject to adjustment under Section 4.1(b).

4.4          Notice of Adjustment. Prior to the consummation of any transaction, action or other event that would trigger an adjustment (or right to adjustment) under this Article 4, the Company shall mail to the Holder by first class mail, postage prepaid, no later than ten (10) Business Days prior to such consummation notice of such transaction, action or other event, along with reasonable details with respect thereto. Whenever the number of Shares or other stock or property issuable upon the exercise of this Warrant is adjusted, as herein provided, the Company shall promptly mail by first class mail, postage prepaid, to the Holder notice of such adjustment or adjustments and shall deliver a certificate of a firm of independent public accountants selected by the Board (who may be the regular accountants employed by the Company) setting forth the number of Shares or other stock or property issuable upon the exercise of this Warrant after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

5.	WARRANT TRANSFER BOOKS.

The Company shall cause to be kept at its principal office a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of this Warrant Certificate and of transfers or exchanges of this Warrant Certificate as herein provided.

At the option of the Holder, this Warrant Certificate may be exchanged at such office, and upon payment of the charges hereinafter provided. Whenever this Warrant Certificate is so surrendered for exchange, the Company shall execute and deliver the Warrant Certificates that the Holder making the exchange is entitled to receive.

All Warrant Certificates issued upon any registration of transfer or exchange of this Warrant Certificate shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits, as the Warrant Certificate surrendered for such registration of transfer or exchange.

If this Warrant Certificate is surrendered for registration of transfer or exchange it shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, duly executed by the Holder hereof or his attorney duly authorized in writing.

No service charge shall be made to the Holder for any registration of transfer or exchange of this Warrant Certificate. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of this Warrant Certificate.

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The Warrant Certificate when duly endorsed in blank shall be deemed negotiable and when this Warrant Certificate shall have been so endorsed, the Holder hereof may be treated by the Company and all other persons dealing therewith as the absolute owner hereof for any purpose and as the Person entitled to exercise the rights represented hereby, or to the transfer hereof on the register of the Company, any notice to the contrary notwithstanding; but until such transfer on such register, the Company shall treat the registered Holder hereof as the owner for all purposes. No such transfer shall be registered until the Company has been supplied with the aforementioned instruments of transfer and any other such documentation as the Company may reasonably require.

6.	WARRANT HOLDER.

6.1.          Voting Rights as a Shareholder. Prior to the exercise of this Warrant, the Holder of this Warrant, shall be entitled to vote the Series A portion of the Warrant described in Section 2.1 as though this Warrant had been fully exercised and all Shares of the Company had been issued to the Holder immediately prior to the record date of any regular, special, annual or extraordinary meeting of shareholders of the Company called to vote upon any matter upon which shareholders of the Company are entitled to vote, or in connection with obtaining written consents of shareholders in connection with any matter presented to shareholders (or any of them) for consent , including, without limitation, the right to vote, to consent, to exercise any preemptive right, to receive any notice of meetings of shareholders for the election of directors of the Company or any other matter or to receive any notice of any proceedings of the Company. The Holder shall have the right to vote the Series B portion of the Warrant described in Section 2.2 only upon exercise of some or all of that portion of the Warrant as Shares, including automatic exercise described in Section 2.4.

6.2.          Right of Action. All rights of action in respect of this Warrant are vested in the Holder hereof, and the Holder, without the consent of the Company, may, on such Holder’s own behalf and for such Holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder’s right to exercise or exchange this Warrant in the manner provided herein or any other obligation of the Company under this Warrant.

7.	COVENANTS.

7.1.          Reservation of Shares for Issuance on Exercise of Warrants. The Company covenants that it will at all times reserve and keep available, free from pre- emptive rights, out of its authorized but unissued Shares, solely for the purpose of issue upon exercise of this Warrant as herein provided, such number of Shares as shall then be issuable upon the exercise of all Warrants issuable hereunder plus such number of Shares as shall then be issuable upon the exercise of other outstanding warrants, options and rights (whether or not vested), the settlement of any forward sale, swap or other derivative contract, and the conversion of all outstanding convertible securities or other instruments convertible into Shares or rights to acquire Shares. The Company covenants that all Shares which shall be issuable shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

7.2.          Notice of Dividends. At any time when the Company declares any dividend on its Shares, it shall give notice to the Holder of this Warrant of any such declaration not less than 15 days prior to the related record date for payment of the dividend so declared.

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8.	MISCELLANEOUS.

8.1.          Payment of Taxes. The Company shall pay all transfer, stamp and other similar taxes that may be imposed in respect of the issuance or delivery of this Warrant or in respect of the issuance or delivery by the Company of any securities upon exercise of this Warrant with respect thereto. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for Shares or other securities underlying this Warrant or payment of cash to any Person other than the Holder of this Warrant Certificate surrendered upon the exercise or purchase of this Warrant, and in case of such transfer or payment, the Company shall not be required to issue any stock certificate to pay any cash until such tax or charge has been paid or it has been established to the Company’s satisfaction that no such tax or other charge is due. The Company and the Holder agree that the issuance and exercise of this Warrant is a capital transaction and not a compensatory transaction, and any Holder who is not a U.S. person for U.S. federal income tax purposes hereby represents that the Shares would, if owned by such Holder, be capital assets in its hands for U.S. Federal income tax purposes.

8.2.          Surrender of Certificates. Any Warrant Certificate surrendered for exercise or purchase shall, if surrendered to the Company, be promptly cancelled and destroyed and shall not be reissued by the Company.

8.3.          Mutilated, Destroyed, Lost and Stolen Warrant Certificates. If (a) a mutilated Warrant Certificate is surrendered to the Company or (b) the Company receives evidence to its satisfaction of the destruction, loss or theft of the Warrant Certificate, and there is delivered to the Company such appropriate affidavit of loss, applicable processing fee and a corporate bond of indemnity as may be required by it to save it harmless, then, in the absence of notice to the Company that the Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute and deliver, in exchange for such mutilated Warrant Certificate or in lieu of such destroyed, lost or stolen Warrant Certificate, a new Warrant Certificate of like tenor and for a like aggregate number of Underlying Shares, if any, with respect to which this Warrant shall not then have been exercised.

Upon the issuance of any new Warrant Certificate under this Section 8.3, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses in connection therewith.

Any new Warrant Certificate executed and delivered pursuant to this Section 8.3 in lieu of a destroyed, lost or stolen Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the destroyed, lost or stolen Warrant Certificate shall be at any time enforceable by anyone, and shall be subject to the same terms as this Warrant.

The provisions of this Section 8.3 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of a mutilated, destroyed lost, or stolen Warrant Certificate.

8.4.          Notices. Any notice, demand or delivery authorized by this Warrant shall be sufficiently given or made when mailed if sent by first-class mail, postage prepaid, addressed to the Holder of this Warrant at such Holder’s address shown on the register of the Company and to the Company at its principal address, addressed to the Secretary of the Company, in each case or such other address as shall have been furnished to the party giving or making such notice, demand or delivery.

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8.5.          Applicable Law. This Warrant and all rights arising hereunder shall be governed by the internal laws of Hong Kong.

8.6.          Amendments.

(a)          The Company may from time to time supplement or amend this Warrant without the approval of the Holder in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with regard to matters or questions arising hereunder which the Company may deem necessary or desirable and, in each case, which shall not adversely affect the interests of the Holder.

(b)          In addition to the foregoing, with the consent of the Holder, the Company may modify this Warrant for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Warrant or modifying in any manner the rights of the Holder hereunder.

8.7.          Headings. The descriptive headings of the several Articles and Sections of this Warrant are inserted for convenience and shall not control or affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, this Warrant has been duly executed and delivered by Wealth Assurance Holdings Limited, Ltd., by order of its Board of Directors, this 1st day of March, 2014.

CHINA MOTION TELECOM (HK) LIMITED

By: /s/ Colin Tay

        Colin Tay, its Director

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EXHIBIT A

FORM OF EXERCISE

(To be executed upon exercise of Warrant.)

The undersigned hereby irrevocably elects to exercise the Warrant represented by this Warrant Certificate, to purchase ________ Common Shares, par value HK$1.00 per share (“Warrant Shares”), of China Motion Telecom (HK) Limited in accordance with the Warrant Certificate, by payment in full of the Exercise Price then in effect for the Underlying Shares as to which this Warrant is submitted for exercise, payable in cash or other same-day funds.

If said number of Warrant Shares is less than all of the shares of Warrant Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instructions below.

Dated: ______________________________

*_________________________________

(Signature)

__________________________________

(Print Name)

__________________________________

(Street Address)

__________________________________

(City, State, Zip or Post Code, Country)

__________________________________

(Signature Guaranteed by)

*	The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a financial institution satisfactory to the Company.

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EXHIBIT B

FORM OF ASSIGNMENT

FOR VALUE RECEIVED the undersigned registered holder of the within Warrant Certificate hereby sells, assigns, and transfers unto the Assignee(s) named below all of the right of the undersigned under the within Warrant Certificate, with respect to the number of Warrants set forth below:

Name of Assignee(s)	Address of Assignee(s)	Social Security or other Id No of Assignee(s)	Number of Shares Represented by Portion of this Warrant Assigned and does hereby irrevocably constitute and appoint _____________________________________ as the undersigned’s attorney to make such transfer on the books of China Motion Telecom (HK) Limited maintained for that purpose, with full power of substitution in the premises.

Date: _______________________________

*_________________________________

(Signature)

__________________________________

(Print Name)

__________________________________

(Street Address)

__________________________________

(City, State, Zip or Post Code, Country)

__________________________________

(Signature Guaranteed by)

*	The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a financial institution satisfactory to the Company.

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